EXHIBIT  23.1


                             SMYTHE RATCLIFFE, PKF
                           Certified Public Accountant
                            7TH FLOOR, MARINE BUILDING
                           355 BURRARD ST.
                           VANCOUVER, BC V6C2G8
                               PH : (604) 687 1231
                               FAX: (604) 688 4675



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board  of  Directors
Flexible Solutions International  Inc.
2614 Queenswood Dr
Victoria, BC V8N 1X5



     We consent to the incorporation by reference of our audit report dated February 14th , 2001, on the financial statements of Flexible Solutions as of December 31, 2000 and December 31, 1999 and the period then ended in the Form S-8.



/s/ SMYTHE RATCLIFFE, PKF
-------------------------
Smythe Ratcliffe, PKF
Vancouver BC
March 28, 2001.